UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13754 (Commission File Number)	04-3263626 (IRS Employer Identification No.)

440 Lincoln Street Worcester, Massachusetts (Address of principal executive offices)	06153 (Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2018, The Hanover Insurance Group, Inc. (the “Company”) entered into an accelerated share repurchase agreement with JPMorgan Chase Bank, National Association, London Branch (the “Dealer”) to repurchase an aggregate of $250.0 million of the Company’s common stock (the “ASR Agreement”). The Company will acquire the shares under the ASR Agreement as part of its Share Repurchase Program (as defined in Item 8.01).

Pursuant to the terms of the ASR Agreement, on January 2, 2019, the Company paid $250.0 million to the Dealer and received an initial delivery of 1,790,831 shares of the Company’s common stock from the Dealer, which is approximately 80% of the total number of shares of the Company’s common stock expected to be repurchased under the ASR Agreement. At settlement, the Dealer may be required to deliver additional shares of common stock to the Company or, under certain circumstances, the Company may be required to deliver shares of its common stock or may elect to make a cash payment to the Dealer, based generally on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR Agreement. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by the Dealer and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Agreement is expected to be completed in the second quarter of 2019.

The foregoing description of the ASR Agreement is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The information in Item 2.01 with respect to the Supplemental Agreement (as defined below) is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 28, 2018, the Amended and Restated Guaranty Agreement (the “Guaranty Agreement”), dated October 27, 2017, between the Company and Lloyds Bank plc, was terminated in connection with the consummation of the Transaction (as defined below). Under the Guaranty Agreement, the Company had provided a guaranty for the benefit of Chaucer to support the Amendment and Restatement Agreement with Amended and Restated Standby Letter of Credit Facility Agreement, dated October 27, 2017, among Chaucer Holdings Limited, Chaucer Corporate Capital (No. 3) Limited, the lenders party thereto from time to time, Lloyds and ING Bank N.V., London Branch, which Chaucer supplied to support Chaucer’s Funds at Lloyds’ requirement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 28, 2018, pursuant to the Agreement for the Sale and Purchase of Shares in the Capital of The Hanover Insurance International Holdings Limited (“Chaucer”), Chaucer Insurance Company Designated Activity Company (“Chaucer Dublin”) and Hanover Australia HoldCo Pty Ltd. (“Hanover Australia”), dated September 13, 2018, by and among the Company and China Reinsurance (Group) Corporation (the “Buyer”) (the “SPA”), the Company sold to the Buyer one hundred percent (100%) of its ownership interest (the “Chaucer Shares”) in Chaucer (the “Transaction”). The Transaction did not include the sale of Chaucer Dublin or Hanover Australia which are pending final regulatory approvals. The SPA contemplated that sales of Chaucer Dublin and Hanover Australia could occur in separate closings. The sale of these two entities is expected to close in the first quarter of 2019, at which time the Company expects to receive proceeds of $27.8 million and $13.2 million for Chaucer Dublin and Hanover Australia, respectively.

At the effective time of the Transaction, the Company received from the Buyer initial cash consideration of $779.0 million. In addition, the Company expects to receive from Buyer (i) an aggregate of $41.0 million upon the sale of Chaucer Dublin and Hanover Australia, and (ii) up to an additional $45.0 million in contingent consideration, which may be adjusted downward depending on the amount of catastrophe losses suffered by Chaucer for catastrophes occurring during 2018, measured at June 30, 2019. To the extent Chaucer’s catastrophe losses exceed 10% of the net premiums earned by Chaucer in 2018, the contingent consideration will be reduced on a dollar-for-dollar basis.

In connection with the consummation of the Transaction, on December 28, 2018, the Company and Buyer entered into a Supplemental Agreement relating to the SPA (the “Supplemental Agreement”). The Supplemental Agreement provides for the delayed sale and purchase of Chaucer Dublin and Hanover Australia on or before March 31, 2019, or such other date that the parties agree, on or before December 31, 2019. The Supplemental Agreement also makes certain conforming edits to the SPA provisions relating to the delayed sale of these entities, and in the event the sales are not consummated between the Company and Buyer by December 31, 2019, provides for cooperation in any subsequent wind-down, run-off or sale of the entities to a third party.

The foregoing description of the SPA, the Supplemental Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the (i) SPA, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2018, and (ii) Supplemental Agreement which is filed herewith as Exhibit 2.1, each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the ASR Agreement in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On December 30, 2018, the Board of Directors of the Company (the “Board”) declared a special cash dividend (the “Special Dividend”) of $4.75 per share of the Company’s common stock. The Special Dividend, which will result in an aggregate payment of approximately $200.0 million to the Company’s stockholders, will be paid on January 25, 2019 to stockholders of record as of the close of business on January 10, 2019. The Special Dividend will be funded from the proceeds from the sale of the Chaucer Shares pursuant to the consummation of the Transaction.

On December 30, 2018, the Board terminated the Company’s existing share repurchase program, initially approved in October 2007, and adopted a new share repurchase program authorizing an aggregate of $600 million in share repurchases (the “Share Repurchase Program”). In addition to the shares to be repurchased pursuant to the ASR Agreement, repurchases under the Share Repurchase Program may be made at the Company’s discretion from time to time using open market purchases, privately negotiated transactions, accelerated repurchase programs or other transactions. The Share Repurchase Program has no time limit and does not obligate the Company to make any repurchases.

On December 30, 2018, the Board authorized and directed the repayment of the principal amount outstanding ($125 million) and associated pre-payment fees (approximately $20.0 million, after-tax) due under that certain Federal Home Loan Bank of Boston (“FHLB”) Agreement for Advances, Collateral Pledge, and Security Agreement dated September 11, 2009. It is expected that such amounts will be paid during the first week of January 2019. The principal amount due FHLB under this agreement was fully collateralized.

On December 30, 2018, the Company issued a press release announcing the consummation of the Transaction, the execution of the ASR Agreement, the declaration of the Special Dividend, the new Share Repurchase Program authorization, and the repayment of the FHLB debt. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Pro forma financial information.

The unaudited pro forma financial information required by this Item 9.01(b) with respect to the Transaction is filed as Exhibit 99.2 and is incorporated herein by reference.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document

Exhibit 2.1	Supplemental Agreement relating to the SPA by and between The Hanover Insurance Group, Inc. and China Reinsurance (Group) Corporation, dated December 28, 2018.

Exhibit 10.1	Form of Accelerated Share Repurchase Confirmation between The Hanover Insurance Group, Inc. and JPMorgan Chase Bank, National Association, London Branch, dated December 30, 2018.

Exhibit 99.1	Press release dated December 30, 2018.

Exhibit 99.2	Unaudited Pro Forma Condensed Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ J. Kendall Huber
Name:	J. Kendall Huber
Title:	Executive Vice President, General Counsel and Asst. Secretary

Date: January 2, 2019